UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 20, 2018

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 20, 2018, Anadarko Petroleum Corporation (the “Company”) announced that Mozambique LNG1 Company Pte. Ltd., the jointly owned sales entity of the Mozambique Area 1 co-venturers, has entered into a long-term LNG Sale and Purchase Agreement with Électricité de France, S.A. The off-take agreement calls for the supply of 1.2 million tonnes per annum (“MTPA”) for a term of 15 years.

The Company-operated Mozambique LNG project will be Mozambique’s first onshore LNG development, initially consisting of two LNG trains with total nameplate capacity of 12.88 MTPA to support the development of the Golfinho/Atum fields located entirely within Offshore Area 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2018

ANADARKO PETROLEUM CORPORATION
(Registrant)

By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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